Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com
September 1, 2009
Enterprise Products Partners L.P.
1100 Louisiana, Suite 1000
Houston, Texas 77002
Ladies and Gentlemen:
     We have acted as special counsel to Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the Partnership’s registration statement on Form S-4 (Registration No. 333-161185), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of up to an aggregate of 126,822,725 of the Partnership’s common units (the “Common Units”) and 4,520,431 of the Partnership’s Class B Units (the “Class B Units,” together with the Common Units, the “Units”) to be issued by the Partnership in connection with (i) the Agreement and Plan of Merger, dated as of June 28, 2009, by and among the Partnership, Enterprise Products GP, LLC (“Enterprise GP”), Enterprise Sub B LLC, TEPPCO Partners, L.P. (“TEPPCO”) and Texas Eastern Products Pipeline Company, LLC (“TEPPCO GP”) (the “MLP Merger Agreement”), and (ii) the Agreement and Plan of Merger, dated as of June 28, 2009, by and among the Partnership, Enterprise GP, Enterprise Sub A LLC, TEPPCO and TEPPCO GP (the “GP Merger Agreement,” together with the MLP Merger Agreement, the “Merger Agreements”).
     As the basis for the opinions hereinafter expressed, we have examined such statutes, including the Delaware Revised Uniform Limited Partnership Act, as amended (the “Delaware Act”), regulations, corporate records and documents, including the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership dated as of August 8, 2005, as amended to date (the “Partnership Agreement”), certificates of corporate and public officials, and other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures on documents examined by us, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies.
     Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the issuance of the Units by the Partnership has been duly authorized and, when issued and delivered by the Partnership in accordance with the Merger Agreements, the Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable
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Enterprise Products Partners L.P.
September 1, 2009

(except as such non-assessability may be affected by Sections 17-607 and 17-303 of the Delaware Act and otherwise by matters described in the proxy statement/prospectus under the caption “Description of Enterprise Common Units — Limited Liability”).
     We express no opinion other than as to the federal laws of the United States of America, the Delaware Act (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws) and the Delaware Limited Liability Company Act (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).
     We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.
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Very truly yours,
/s/ ANDREWS KURTH LLP